UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2013

LONE PINE RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 640-5 Avenue SW, Calgary, Alberta, Canada	T2P 3G4
(Address of principal executive offices)	(Zip Code)

403.292.8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On May 23, 2013, Lone Pine Resources Inc. (the “Company”) received a notice from the New York Stock Exchange (“NYSE”) that it is below the continued listing criteria under Section 802.01C of the NYSE’s listing standards because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30-trading-day period. A copy of the Company’s press release announcing the NYSE’s notification is attached as Exhibit 99.1.

Item 7.01.                     Regulation FD Disclosure.

A copy of the Company’s press release announcing the availability on its website of an updated corporate presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated May 28, 2013 announcing receipt of a continued listing standards notice from the New York Stock Exchange.
99.2	Lone Pine Resources Inc. press release dated May 28, 2013 announcing the availability of an updated corporate presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated:	May 28, 2013	By:	/s/ Charles R. Kraus
Charles R. Kraus
Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Lone Pine Resources Inc. press release dated May 28, 2013 announcing receipt of a continued listing standards notice from the New York Stock Exchange.
99.2	Lone Pine Resources Inc. press release dated May 28, 2013 announcing the availability of an updated corporate presentation.